UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 17, 2010
WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-11953	30-0513080

(Commission File Number)	(IRS Employer Identification No.)
4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices)                     (Zip Code)
(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure
Item 9.01. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-2
EX-99.1
EX-99.2
EX-99.3

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Merger Agreement
     On May 17, 2010, Willbros Group, Inc., a Delaware corporation (the “Company”), Co Merger Sub I, Inc., a Washington corporation and a wholly-owned subsidiary of the Company, Ho Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, and InfrastruX Group, Inc., a Washington corporation (“InfrastruX”), entered into an Amendment to Agreement and Plan of Merger (the “Amendment”), amending the Agreement and Plan of Merger dated as of March, 11, 2010, by and among such parties, to extend the closing date and dates respecting certain termination rights by approximately one month.
     A copy of the Amendment is attached as Exhibit 2 hereto and is incorporated by reference into this Item 1.01 as though fully set forth herein.
Item 7.01. Regulation FD Disclosure.
     On March 11, 2010, the Company announced that it had entered into an Agreement and Plan of Merger to acquire InfrastruX, a leading national provider of electric power and natural gas transmission and distribution infrastructure services.
     All references in this Item 7.01 and in the exhibits included with this Item 7.01 to “Willbros”, “Company”, “we”, “us” and “our” refer to Willbros Group, Inc., its consolidated subsidiaries and their predecessors, except where references are on a pro forma basis after giving effect to our acquisition of InfrastruX Group, Inc.
     In connection with the Company’s pending acquisition of InfrastruX and the Company’s previous announcement of the offering of $250 million aggregate principal amount of senior secured second lien notes due 2016, the Company is providing in exhibits to this Current Report on Form 8-K updated disclosure relating to the description of the Company’s business on a stand-alone and pro forma basis and updated risk factors. The updated risk factors should be read in conjunction with the risk factors previously set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, under the caption “RISKS RELATED TO OUR COMMON STOCK,” and the risk factor previously set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, entitled “The Company’s pending acquisition of InfrastruX is subject to various risks that could have a material adverse effect on the Company’s results of operations, financial condition and market price for its common stock.”
     Also included as an exhibit to this Current Report on Form 8-K are audited historical consolidated financial statements of InfrastruX for the years ended December 31, 2009, 2008 and 2007 and unaudited historical consolidated financial statements of InfrastruX for the three months ended March 31, 2010 and 2009. Also included are unaudited pro forma condensed financial statements of the Company for the year ended December 31, 2009 and the three months ended March 31, 2010, which have been prepared to give effect to the pending acquisition of InfrastruX and other related transactions. The pro forma financial statements are presented for informational purposes only and do not purport to represent what the Company’s results of operations or financial position would have been had the transactions reflected occurred on the dates indicated or to project the Company’s financial position as of any future date or the Company’s results of operations for any future period.

Item 9.01. Exhibits.
(d) Exhibits.
     The following exhibits are filed or furnished herewith.

Exhibit
No.	Description

2	Amendment to Agreement and Plan of Merger dated as of May 17, 2010.

99.1	Summary description of business.

99.2	Risk Factors.

99.3	InfrastruX historical and Willbros pro forma financial statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: May 19, 2010	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

2	Amendment to Agreement and Plan of Merger dated as of May 17, 2010.

99.1	Summary description of business.

99.2	Risk Factors.

99.3	InfrastruX historical and Willbros pro forma financial statements.

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